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                                                                   Exhibit p(10)




                                     MELLON

SECURITIES TRADING POLICY


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CONTENTS
--------

                                                                           PAGE
                                                                           ----

INTRODUCTION..............................................................     1

CLASSIFICATION OF EMPLOYEES...............................................     2
            -Insider Risk Employees
            -Investment Employees
            -Access Decision Makers
            -Other Employees
            -Consultants, Independent Contractors and
               Temporary Employees

PERSONAL SECURITIES TRADING PRACTICES.....................................     3

     SECTION ONE - APPLICABLE T INSIDER RISK EMPLOYEES....................     3
            Quick Reference - Insider Risk Employees......................     5
            Standards of Conduct for Insider Risk Employees...............     6
            Restrictions on Transactions in Mellon Securities.............     9
            Restrictions on Transactions in Other Securities..............    11
            Protecting Confidential Information...........................    14

     SECTION TWO - APPLICABLE T INVESTMENT EMPLOYEES......................    17
            Quick Reference - Investment Employees........................    19
            Standards of Conduct for Investment Employees.................    20
            Restrictions on Transactions in Mellon Securities.............    24
            Restrictions on Transactions in Other Securities..............    26
            Protecting Confidential Information...........................    29

     SECTION THREE - APPLICABLE TO OTHER EMPLOYEES........................    31
            Quick Reference - Other Employees.............................    33
            Standards of Conduct for Other Employees......................    34
            Restrictions on Transactions in Mellon Securities.............    35
            Restrictions on Transactions in Other Securities .............    37
            Protecting Confidential Information ..........................    39

GLOSSARY    Definitions...................................................    43

            Exhibit A - Sample Letter to Broker...........................    49


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----------------------------- --------------------------------------------------
INTRODUCTION                  The Securities Trading Policy (the "Policy") is
                              designed to reinforce Mellon Financial
                              Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.
                              The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

                              Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

                              Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                              Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                              Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit and Risk Review Department.

                              Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.

----------------------------- --------------------------------------------------
CLASSIFICATION OF EMPLOYEES   The Policy is applicable to all
                              employees of Mellon and all of its subsidiaries which are more than 50% owned by Mellon. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees. It does not include consultants and contract or temporary employees, nor employees of subsidiaries which are 50% or less owned by Mellon. Although the Policy provisions generally have worldwide applicability, some sections of the Policy may conflict with the laws or customs of the countries in which Mellon operations are located. The Policy may be amended for operations outside the United States only with the approval of the Manager of Corporate
                              Compliance.

                              Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories: Insider Risk Employee, Investment Employee, Access Decision Maker and Other Employee. Appropriate requirements and limitations are specified in the Policy based upon an employee's classification.

                              Business line management, in conjunction with the Manager of Corporate Compliance, will determine the classification of each employee based on the following guidelines. Employees should confirm their classification with their Preclearance Compliance Officer or the Manager of Corporate Compliance.



                                                                               1
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INSIDER RISK EMPLOYEE         You are considered to be an Insider Risk Employee
                              if, in the normal conduct of your Mellon responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's commercial credit or corporate finance customers. This will typically include certain employees in the credit, lending and leasing businesses, certain members of the Audit and Risk Review, and Legal Departments, and all members of the Senior Management Committee who are not Investment Employees.

INVESTMENT EMPLOYEE           You are considered to be an Investment Employee
                              if, in the normal conduct of your Mellon responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's trading in securities for Mellon's account or for the accounts of others, and/or if you provide investment advice. This will typically include:

                              - certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions;

                              - an employee of a Mellon entity registered under the Investment Advisers Act of 1940 who is also an "Access Person" as defined by Rule 17j-1 of the Investment Company Act of 1940 (see glossary); and

                              - any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about customers' securities transactions.

ACCESS DECISION MAKER (ADM)   A person designated as such by the Investment
                              Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

OTHER EMPLOYEE                You are considered to be an Other Employee if you
                              are an employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

CONSULTANTS, INDEPENDENT      Managers should inform consultants, independent
CONTRACTORS AND TEMPORARY     contractors and temporary employees of the general
EMPLOYEES                     provisions of the Policy (such as the prohibition
                              on trading while in possession of material nonpublic information), but generally they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an Insider Risk
                              Employee, Investment Employee or Access Decision
                              Maker if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.








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PERSONAL SECURITIES TRADING PRACTICES












SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES





                                                                               3

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CONTENTS
--------

                                                                           PAGE
                                                                           ----
PERSONAL SECURITIES TRADING PRACTICES

     SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES
             Quick Reference - Insider Risk Employees..................      5
             Standards of Conduct for Insider Risk Employees...........      6
                 --Conflict of Interest................................      6
                 --Material Nonpublic Information......................      6
                 --Brokers.............................................      6
                 --Personal Securities Transaction Reports.............      6
                 --Preclearance for Personal Securities Transactions...      6
                 --Exemptions from Requirement to Preclear.............      7
                 --Gifting of Securities...............................      8
                 --DRIPs, DPPs and AIPs................................      8
                 --Restricted List.....................................      8
                 --Confidential Treatment..............................      9
             Restrictions on Transactions in Mellon Securities.........      9
                 --Mellon 401(k) Plan..................................     10
                 --Mellon Employee Stock Options.......................     11
             Restrictions on Transactions in Other Securities..........     11
                 --Prohibition on Investments in Securities of
                   Financial Services Organizations....................     12
             Beneficial Ownership......................................     13
             Non-Mellon Employee Benefit Plans.........................     13
             Protecting Confidential Information.......................     13
                 --Insider Trading and Tipping.........................     14
                 --The "Chinese Wall"..................................     15

GLOSSARY     Definitions...............................................     43

             Exhibit A - Sample Letter to Broker ......................     49






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QUICK REFERENCE - INSIDER RISK EMPLOYEES

SOME THINGS YOU MUST DO    1. DUPLICATE STATEMENTS & CONFIRMATIONS - Instruct
                              your broker, trust account manager or other entity through which you have a securities trading account to send directly to MANAGER OF CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130, PITTSBURGH, PA 15230-3130:

                              -   Trade confirmations summarizing each
                                  transaction

                              -   Periodic statements

                              Exhibit B of this Policy can be used to notify your broker.

                              This applies to all accounts in which you have a beneficial interest. (See Glossary)

                           2. PRECLEARANCE - Before initiating a securities
                              transaction, written preclearance must be obtained from the Manager of Corporate Compliance. This can be done by completing a Preclearance Request Form and:

                              - delivering the request to the Manager of Corporate Compliance, AIM 151-4340,

                              -    faxing the request to (412) 234-1516, or

                              -    contacting the Manager of Corporate
                                   Compliance for other available notification options.

                              Preclearance Request Forms can be obtained from Corporate Compliance (412) 234-1661. If preclearance approval is received the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st business day), at which time the preclearance approval will expire.

                           3.   SPECIAL APPROVALS

                           - Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head and the Manager of Corporate Compliance.

                           - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering
                                (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

-------------------------- -----------------------------------------------------
SOME THINGS YOU MUST NOT   MELLON SECURITIES - The following transactions in
DO                         Mellon securities are prohibited for all Mellon
                           Employees:


                           -    Short sales

                           -    Purchasing and selling or selling and
                                purchasing within 60 days

                           -    Purchasing or selling during a blackout
                                period

                           -    Margin purchases or options other than
                                employee options.

                           NON-MELLON SECURITIES - New investments in financial services organizations are prohibited for CERTAIN EMPLOYEES ONLY - see page 12.

                           OTHER RESTRICTIONS are detailed throughout
                           Section One.  READ THE POLICY!

-------------------------- -----------------------------------------------------
EXEMPTIONS                 Preclearance is NOT required for:

                           -    Purchases or sales of municipal bonds,
                                non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures index securities, securities issued by investment companies, commercial paper; CDs; bankers' acceptances; repurchase agreements; and direct obligations of the government of the United States.

                           - Transactions in any account over which the employee has no direct or indirect control over the investment decision making process.

                           - Transactions that are non-volitional on the part of an employee (such as stock dividends).

                           - Changes in elections under Mellon's 401(k) Retirement Savings Plan.

                           -    An exercise of an employee stock option
                                administered by Human Resources.

                           - Automatic reinvestment of dividends under a DRIP or Automatic Investment Plan. (Optional cash purchases under a DRIP or Direct Purchase Plan do require preclearance.)

                           - Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page
                                8).

-------------------------- -----------------------------------------------------
QUESTIONS?                 (412) 234-1661
-------------------------- -----------------------------------------------------
This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.





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-------------------------- -----------------------------------------------------
STANDARDS OF CONDUCT FOR   Because of their particular responsibilities, Insider
INSIDER RISK EMPLOYEES     Risk Employees are subject to preclearance and
                           personal securities reporting requirements, as discussed below.

                           Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF INTEREST       No employee may engage in or recommend any securities
                           transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC         No employee may engage in or recommend a securities
INFORMATION                transaction, for his or her own benefit or for the
                           benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All Insider Risk Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL SECURITIES        Trading Accounts - All Insider Risk Employees are
TRANSACTIONS REPORTS       required to instruct their broker, trust account
                           manager or other entity through which they have a securities trading account to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Insider Risk Employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate
                           Compliance. An example of an instruction letter to a broker is contained in Exhibit A.

PRECLEARANCE FOR           All Insider Risk Employees must notify the Manager of
PERSONAL SECURITIES        Corporate Compliance in writing and receive
TRANSACTIONS               preclearance before they engage in any purchase or
                           sale of a security. Insider Risk Employees should refer to the provisions under "Beneficial Ownership" below, which are applicable to these provisions.

                           All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the Manager of Corporate Compliance.

                           The Manager of Corporate Compliance will notify the Insider Risk Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                           Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Employee. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Employee to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Employee should retain a copy of this written record.

                           As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.




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

                           Although making a preclearance request does not obligate an Insider Risk Employee to do the transaction, it should be noted that:

                           - preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make.

                           - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day.

                           - Insider Risk Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                           - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained.

EXEMPTIONS FROM            Preclearance by Insider Risk Employees is not
REQUIREMENT TO PRECLEAR    required for the following transactions:

                           - Purchases or sales of Exempt Securities (direct obligations of the government of the United States; high quality short-term debt instruments; bankers' acceptances; CDs; commercial paper; repurchase agreements; and securities issued by open-end investment companies);

                           -    Purchases or sales of municipal bonds,
                                closed-end mutual funds; non-financial
                                commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                           - Purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may only be exempted from preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                           - Transactions that are non-volitional on the part of an employee (such as stock dividends);

                           - The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                           -    Changes to elections in the Mellon 401(k) plan;

                           - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                           - Sales of rights acquired from an issuer, as described above; and/or

                           - Sales effected pursuant to a bona fide tender offer.

GIFTING OF SECURITIES      Insider Risk Employees desiring to make a bona fide
                           gift of securities or who receive a bona fide gift, including an inheritance, of securities do not need to preclear the transaction. However, Insider Risk
                           Employees must report such bona fide gifts to the Manager of Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Insider Risk
                           Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPS, DPPS AND AIPS       Certain companies with publicly traded securities
                           establish:

                           - Dividend Reinvestment Plans (DRIPs) - These permit shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                           - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                           - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                           Participation in a DRIP, DPP or AIP is voluntary.

                           Insider Risk Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                           Insider Risk Employees must preclear all optional cash purchases through a DRIP and all purchases through a DPP. Insider Risk Employees must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST            The Manager of Corporate Compliance will maintain a
                           list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Employees.
                           The Restricted List will not be distributed outside of the office of Corporate Compliance. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                           To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department/entity heads in which Insider Risk Employees are employed are required to inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

                           - Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;

                           - Mellon is involved as a selling shareholder in a public distribution of the company's securities;

                           -    Mellon is involved as an agent in the
                                distribution of the company's securities;

                           -    Mellon has received material nonpublic
                                information on the company;

                           -    Mellon is considering the exercise of
                                significant creditors' rights against the company; or

                           -    The company is a Mellon borrower in Credit
                                Recovery.

                           Department heads of sections in which Insider Risk Employees are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

                           The Manager of Corporate Compliance will retain copies of the restricted lists for five years.

CONFIDENTIAL TREATMENT     The Manager of Corporate Compliance will use his or
                           her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

-------------------------- -----------------------------------------------------
RESTRICTIONS ON            Employees who engage in transactions involving Mellon
TRANSACTIONS IN MELLON     securities should be aware of their unique
SECURITIES                 responsibilities with respect to such transactions
                           arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                           The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                           - Short Sales - Short sales of Mellon securities by employees are prohibited.

                           - Short Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period.

                           - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                           - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                           - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                           -    Mellon Blackout Period - Employees are
                                prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day
                                1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(k) PLAN         For purposes of the blackout period and the short
                           term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                           - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                           - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                           Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                           - Employees are not required to preclear any elections or changes made in their 401(k) account.

                           - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                           - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE STOCK      Receipt - Your receipt of an employee stock option
OPTIONS                    from Mellon is not deemed to be a purchase of a
                           security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                           Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

-------------------------- -----------------------------------------------------
RESTRICTIONS ON            Purchases or sales by an employee of the securities
TRANSACTIONS IN            of issuers with which Mellon does business, or other
SECURITIES                 third party issuers, could result in liability on the
OTHER                      part of such employee. Employees should be sensitive
                           to even the appearance of impropriety in connection with their personal securities transactions.
                           Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                           The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                           The following restrictions apply to all securities transactions by employees:

                           - Credit, Consulting or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open end mutual funds.

                           - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                           - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                           - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                           -    Initial Public Offerings - Insider Risk
                                Employees are prohibited from acquiring
                                securities through an allocation by the
                                underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Insider Risk Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                           - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                           - Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the employee's department head. Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                           -    Scalping - Employees may not engage in
                                "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                           -    Short Term Trading - All Employees are
                                discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON             You are prohibited from acquiring any security issued
INVESTMENTS IN SECURITIES  by a financial services organization if you are:
OF FINANCIAL
SERVICES ORGANIZATIONS     -    a member of the Mellon Senior Management
                                Committee.

                           -    employed in any of the following departments:

                                -    Corporate Strategy & Development
                                -    Legal (Pittsburgh only)
                                -    Finance (Pittsburgh only)

                           - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                           Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                           -   Commercial Banks other than Mellon
                           -   Bank Holding Companies other than Mellon
                           -   Insurance Companies
                           -   Investment Advisory Companies
                           -   Shareholder Servicing Companies
                           -   Thrifts
                           -   Savings and Loan Associations
                           -   Broker/Dealers
                           -   Transfer Agents
                           -   Other Depository Institutions


                           The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                           Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                           Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program
                           (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                           Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts) are not subject to this prohibition.

                           Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL OWNERSHIP       The provisions of the Policy apply to transactions in
                           the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                           - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                           -        accounts of any other member of the
                                    employee's household (e.g., a relative
                                    living in the same home);

                           - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                           - corporate accounts controlled, directly or indirectly, by the employee;

                           - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                           - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON EMPLOYEE        The provisions discussed above do not apply to
BENEFIT PLANS              transactions done under a bona fide employee benefit
                           plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                           The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

-------------------------- -----------------------------------------------------
PROTECTING CONFIDENTIAL    As an employee you may receive information about
INFORMATION                Mellon, its customers and other parties that, for
                           various reasons, should be treated as confidential.
                           All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon
                           Code of Conduct.

INSIDER TRADING AND        Federal securities laws generally prohibit the
TIPPING                    trading of securities while in possession of
                           "material nonpublic" information regarding the issuer of those securities (insider trading).

LEGAL PROHIBITIONS         Any person who passes along material nonpublic
                           information upon which a trade is based (tipping) may also be liable.

                           Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                           - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                           - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                           -        dividend declarations or changes;

                           -        extraordinary borrowings or liquidity
                                    problems;

                           - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                           - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                           - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                           - a proposal or agreement concerning a financial restructuring;

                           - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                           - a significant expansion or contraction of operations;

                           - information about major contracts or increases or decreases in orders;

                           - the institution of, or a development in, litigation or a regulatory proceeding;

                           - developments regarding a company's senior management;

                           - information about a company received from a director of that company; and

                           - information regarding a company's possible noncompliance with environmental protection laws.

                           This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                           "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                           If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY            Employees who possess material nonpublic information
                           about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                           Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                           Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                           Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW   As a diversified financial services organization,
OF INFORMATION WITHIN      Mellon faces unique challenges in complying with the
MELLON(THE "CHINESE WALL)  prohibitions on insider trading and tipping of material non-public information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                           Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall. have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                           Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

PERSONAL SECURITIES TRADING PRACTICES












SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

CONTENTS
--------

                                                                          PAGE
                                                                          ----
PERSONAL SECURITIES TRADING PRACTICES

   SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

            Quick Reference - Investment Employees .....................   19
            Standards of Conduct for Investment Employees ..............   20
                 --Conflict of Interest ................................   20
                 --Material Nonpublic Information ......................   20
                 --Brokers .............................................   20
                 --Personal Securities Transaction Reports .............   20
                 --Preclearance for Personal Securities Transactions ...   21
                 --Blackout Policy .....................................   22
                 --Exemptions from Requirement to Preclear .............   22
                 --Gifting of Securities ...............................   22
                 --DRIPs, DPPs and AIPs ................................   23
                 --Statement of Securities Accounts and Holdings .......   23
                 --Restricted List .....................................   24
                 --Confidential Treatment ..............................   24
            Restrictions on Transactions in Mellon Securities ..........   24
                 --Mellon 401(k) Plan ..................................   25
                 --Mellon Employee Stock Options .......................   26
            Restrictions on Transactions in Other Securities ...........   26
                 --Prohibition on Investments in Securities of
                   Financial Services Organizations ....................   27
            Beneficial Ownership .......................................   28
            Non-Mellon Employee Benefit Plans ..........................   28
            Protecting Confidential Information ........................   29
                 --Insider Trading and Tipping .........................   29
                 --The "Chinese Wall" ..................................   30
            Special Procedures for Access Decision Makers ..............   30

GLOSSARY    Definitions.................................................   43

            Exhibit A - Sample Letter to Broker ........................   49

QUICK REFERENCE - INVESTMENT EMPLOYEES

------------------------ -------------------------------------------------------
SOME THINGS YOU MUST DO  1.  STATEMENT OF ACCOUNTS AND HOLDINGS - Provide to
                             your Preclearance Compliance Officer a statement of all securities accounts and holdings within 10 days of becoming an Investment Employee, and again annually on request.

                         2. DUPLICATE STATEMENTS & CONFIRMATIONS - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:

                         -        Trade confirmations summarizing each
                                  transaction

                         -        Periodic statements

                             Exhibit A can be used to notify your broker.
                             Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

                         3. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:

                         - delivering or faxing the request to the designated Preclearance Compliance Officer, or


                         - contacting the designated Preclearance Compliance Officer for other available notification options.

                             Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

                         4.  Special Approvals

                         - Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head, the Manager of Corporate Compliance and the designated Preclearance Compliance
                                  Officer.

                         - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

                         -

------------------------ ------------------------------------------------------
SOME THINGS YOU MUST     MELLON SECURITIES - The following transactions in
NOT DO                   Mellon securities are prohibited for all Mellon
                         Employees:

                         -        Short sales

                         - Purchasing and selling or selling and purchasing within 60 days

                         -        Purchasing or selling during a
                                  blackout period

                         - Margin purchases or options other than employee options.

                         NON-MELLON SECURITIES

                         - Purchasing and selling or selling and purchasing within 60 days is discouraged, and any profits must be disgorged.

                         - New investments in financial services organizations are prohibited for CERTAIN EMPLOYEES ONLY - see page 27.

                         OTHER RESTRICTIONS are detailed throughout Section Two. READ THE POLICY!

------------------------ -------------------------------------------------------
EXEMPTIONS               Preclearance is NOT required for:

                         -        Purchases or sales of high quality
                                  short-term debt instruments, non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures, index securities, open-end mutual funds, non-affiliated closed-end investment companies, commercial paper; CDs; bankers' acceptances; repurchase agreements; and direct obligations of the government of the United States.)

                         - Transactions in any account over which the employee has no direct or indirect control over the investment decision making process.

                         - Transactions that are non-volitional on the part of an employee (such as stock dividends).

                         - Changes in elections under Mellon's 401(k) Retirement Savings Plan.

                         - An exercise of an employee stock option administered by Human Resources.

                         - Automatic reinvestment of dividends under a DRIP or Automatic Investment Plan. (Optional cash purchases under a DRIP or Direct Purchase Plan do require preclearance.

                         Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 22).

------------------------ -------------------------------------------------------
QUESTIONS?               Contact your designated Preclearance Compliance
                         Officer. If you don't know who that is,
                         call 412-234-1661

------------------------ -------------------------------------------------------
This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

-------------------------- ----------------------------------------------------
STANDARDS OF CONDUCT       Because of their particular responsibilities,
FOR INVESTMENT             Investment Employees are subject to preclearance and
EMPLOYEES                  personal securities reporting requirements, as
                           discussed below.

                           Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF INTEREST       No employee may engage in or recommend any securities
                           transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC         No employee may divulge the current portfolio
INFORMATION                positions, or current or anticipated portfolio
                           transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                           No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All Investment Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL SECURITIES        Statements & Confirmations - All Investment Employees
TRANSACTIONS REPORTS       are required to instruct their broker, trust account
                           manager or other entity through which they have a securities trading account to submit directly to the Manager of Corporate Compliance or designated
                           Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Investment Employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate
                           Compliance or designated Preclearance Compliance
                           Officer. Exhibit A is an example of an instruction letter to a broker.

                           Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.

PRECLEARANCE FOR           All Investment Employees must notify the designated
PERSONAL SECURITIES        Preclearance Compliance Officer in writing and
TRANSACTIONS               receive preclearance before they engage in any
                           purchase or sale of a security for their own accounts. Investment Employees should refer to the provisions under "Beneficial Ownership" below, which are applicable to these provisions.

                           All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                           The designated Preclearance Compliance Officer will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                           Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the Investment Employee. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the designated Preclearance Compliance Officer's notification within 48 hours of such notification. The Investment Employee should retain a copy of this written record.

                           As there could be many reasons for preclearance being granted or denied, Investment Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                           Although making a preclearance request does not obligate an Investment Employee to do the transaction, it should be noted that:

                           - Preclearance requests should not be made for a transaction that the Investment Employee does not intend to make.

                           - The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade close of business on the next business day, at which time the preclearance authorization will expire.

                           - Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Investment Employee is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                           - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained.

BLACKOUT POLICY            Except as described below, Investment Employees will
                           not generally be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance
                           Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                           Exceptions - Regardless of any restrictions above, Investment Employees will generally be given clearance to execute the following transactions:

                           - Purchase or sale of up to $50,000 of securities of the top 200 issuers on the Russell list of largest publicly traded companies.

                           - Purchase or sale of up to the greater of 100 shares or $10,000 of securities ranked 201 to 500 on the Russell list of largest publicly traded companies.

                           The Investment Employee is limited to two such trades in the securities of any one issuer in any calendar month.

EXEMPTIONS FROM            Preclearance is not required for the following
REQUIREMENT TO PRECLEAR    transactions:

                           - Purchases or sales of Exempt Securities (direct obligations of the government of the United States; high quality short-term debt instruments; bankers' acceptances; CDs; commercial paper; repurchase agreements; and securities issued by open-end investment companies);

                           - Purchases or sales of non-affiliated closed-end investment companies;
                                    non-financial commodities (such as
                                    agricultural futures, metals, oil, gas,
                                    etc.), currency futures, financial futures, index futures and index securities;

                           - Purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                           - Transactions that are non-volitional on the part of an employee (such as stock dividends);

                           - The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                           - Changes to elections in the Mellon 401(k) plan;

                           - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                           - Sales of rights acquired from an issuer, as described above; and/or

                           -        Sales effected pursuant to a bona fide
                                    tender offer.

GIFTING OF SECURITIES      Investment Employees desiring to make a bona fide
                           gift of securities or who receive a bona fide gift of securities do not need to preclear the transaction.
                           However, Investment Employees must report such bona fide gifts to the Manager of Corporate Compliance.
                           The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving
                           (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Investment Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPs, DPPs and AIPs       Certain companies with publicly traded securities
                           establish:

                           - Dividend Reinvestment Plans (DRIPs) - These permit shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                           - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                           - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                           Participation in a DRIP, DPP or AIP is voluntary.

                           Investment Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                           Investment Employees must preclear all optional cash purchases through a DRIP and all purchases through a DPP. Investment Employees must also preclear all sales through a DRIP, DPP or AIP.

STATEMENT OF SECURITIES    Within ten days of receiving this Policy and on an
ACCOUNTS AND HOLDINGS      annual basis thereafter, all Investment Employees
                           must submit to the Manager of Corporate Compliance:

                           - a listing of all securities trading accounts in which the employee has a beneficial interest.

                           - a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the Glossary.

                           The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the Investment Employee has read and complied with this Policy.

RESTRICTED LIST            Each Preclearance Compliance Officer will maintain a
                           list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Employees in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Employees from potential violations, or the appearance of violations, of securities laws.
                           The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted
                           List will be treated as confidential information in order to avoid unwarranted inferences.

                           The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL TREATMENT     The Manager of Corporate Compliance and/or
                           Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Investment Employees are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

-------------------------- -----------------------------------------------------
RESTRICTIONS ON            Investment Employees who engage in transactions
TRANSACTIONS IN MELLON     involving Mellon securities should be aware of their
SECURITIES                 unique responsibilities with respect to such
                           transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                           The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                           -        Short Sales - Short sales of Mellon
                                    securities by employees are prohibited.

                           - Short Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.

                           - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                           - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                           - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                           - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                                    16. The end of the blackout period is
                                    determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(k) PLAN         For purposes of the blackout period and the short
                           term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                           - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                           - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days.
                                    However:

                                    -        with respect to Investment
                                             Employees, any profits realized on
                                             short term changes in the 401(k)
                                             will not have to be disgorged.

                                    -        changes to existing account balance
                                             allocations in the 401(k) plan will
                                             not be compared to transactions in
                                             Mellon securities outside the
                                             401(k) for purposes of the 60-day
                                             rule. (Note: this does not apply to
                                             members of the Executive Management
                                             Group, who should consult with the
                                             Legal Department.)

                           Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                           - Employees are not required to preclear any elections or changes made in their 401(k) account.

                           - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                           - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE STOCK      Receipt - Your receipt of an employee stock option
OPTIONS                    from Mellon is not deemed to be a purchase of a
                           security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                           Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

-------------------------- -----------------------------------------------------
RESTRICTIONS ON            Purchases or sales by an employee of the securities
TRANSACTIONS IN OTHER      of issuers with which Mellon does business, or other
SECURITIES                 third party issuers, could result in liability on the
                           part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions.
                           Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                           The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                           The following restrictions apply to all securities transactions by employees:

                           -        Customer Transactions - Trading for
                                    customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                           - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                           - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                           - Initial Public Offerings - Investment Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering
                                    (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Investment Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                           - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                           - Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance, the designated Preclearance Compliance Officer and the Investment Employee's department head. Approval must be given by all three persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                           - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                           - Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. With respect to Investment Employees, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management. Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.

PROHIBITION ON             You are prohibited from acquiring any security issued
INVESTMENTS IN             by a financial services organization if you are:
SECURITIES OF
FINANCIAL                  -        a member of the Mellon Senior Management
SERVICES ORGANIZATIONS              Committee.

                           -        Employed in any of the following
                                    departments:

                                    -        Corporate Strategy & Development
                                    -        Legal (Pittsburgh only)
                                    -        Finance (Pittsburgh only)

                           - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                           Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                           -    Commercial Banks other than Mellon
                           -    Bank Holding Companies other than Mellon
                           -    Insurance Companies
                           -    Investment Advisory Companies
                           -    Shareholder Servicing Companies
                           -    Thrifts
                           -    Savings and Loan Associations
                           -    Broker/Dealers
                           -    Transfer Agents
                           -    Other Depository Institutions


                           The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                           Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                           Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program
                           (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                           Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                           Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL OWNERSHIP       The provisions of the Policy apply to transactions in
                           the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                           - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                           -        accounts of any other member of the
                                    employee's household (e.g., a relative
                                    living in the same home);

                           - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                           - corporate accounts controlled, directly or indirectly, by the employee;

                           - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                           - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON EMPLOYEE        The provisions discussed above do not apply to
BENEFIT PLANS              transactions done under a bona fide employee benefit
                           plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                           The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

-------------------------- -----------------------------------------------------
PROTECTING CONFIDENTIAL    As an employee you may receive information about
INFORMATION                Mellon, its customers and other parties that, for
                           various reasons, should be treated as confidential.
                           All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon
                           Code of Conduct.

INSIDER TRADING AND        Federal securities laws generally prohibit the
TIPPING                    trading of securities while in possession of
                           "material nonpublic" information regarding the issuer of those securities (insider trading).

LEGAL PROHIBITIONS         Any person who passes along material nonpublic
                           information upon which a trade is based (tipping) may also be liable.

                           Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                           - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                           - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                           -        dividend declarations or changes;

                           -        extraordinary borrowings or liquidity
                                    problems;

                           - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                           - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                           - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                           - a proposal or agreement concerning a financial restructuring;

                           - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                           - a significant expansion or contraction of operations;

                           - information about major contracts or increases or decreases in orders;

                           - the institution of, or a development in, litigation or a regulatory proceeding;

                           - developments regarding a company's senior management;

                           - information about a company received from a director of that company; and

                           - information regarding a company's possible noncompliance with environmental protection laws.

                           This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                           "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                           If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY            Employees who possess material nonpublic information
                           about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                           Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                           Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                           Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW
OF INFORMATION WITHIN
MELLON

(THE "CHINESE WALL")       As a diversified financial services organization,
                           Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material non-public information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                           Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

-------------------------- -----------------------------------------------------
SPECIAL PROCEDURES FOR     Certain Portfolio Managers and Research Analysts in
ACCESS DECISION MAKERS     the fiduciary businesses have been designated as
                           Access Decision Makers and are subject to additional procedures which are discussed in a separate edition of the Securities Trading Policy. If you have reason to believe that you may be an Access Decision Maker, contact your supervisor, designated Preclearance
                           Compliance Officer or the Manager of Corporate
                           Compliance.

PERSONAL SECURITIES TRADING PRACTICES











SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

CONTENTS
--------

                                                                           PAGE
                                                                           ----
PERSONAL SECURITIES TRADING PRACTICES

    SECTION THREE - APPLICABLE TO OTHER EMPLOYEES
            Quick Reference - Other Employees ............................   33
            Standards of Conduct .........................................   34
                --Conflict of Interest ...................................   34
                --Material Nonpublic Information .........................   34
                --Brokers ................................................   34
                --Personal Securities Transaction Reports ................   34
                --Brokerage Account Statements ...........................   34
                --Confidential Treatment .................................   34
            Restrictions on Transactions in Mellon Securities ............   35
                --Mellon 401(k) Plan .....................................   36
                --Mellon Employee Stock Options ..........................   36
            Restrictions on Transactions in Other Securities .............   37
                --Prohibition on Investments in Securities of Financial
                  Services Organizations..................................   38
            Beneficial Ownership .........................................   39
            Non-Mellon Employee Benefit Plans ............................   39
            Protecting Confidential Information ..........................   39
                --Insider Trading and Tipping ............................   39
                --The "Chinese Wall" .....................................   41

GLOSSARY    Definitions ..................................................   43

            Exhibit A - Sample Letter to Broker ..........................   49

QUICK REFERENCE - OTHER EMPLOYEES

-------------------------- -----------------------------------------------------
SOME THINGS YOU MUST DO    -        If you buy or sell MELLON FINANCIAL
                                    CORPORATION SECURITIES you must provide a report of the trade and a copy of the broker confirmation within 10 days of transaction to the Manager of Corporate Compliance, AIM
                                    151-4340. This does not apply to the
                                    exercise of employee stock options, or
                                    changes in elections under Mellon's 401(k)
                                    Retirement Savings Plan.

                           - If you want to purchase any security in a PRIVATE PLACEMENT you must first obtain the approval of your Department/Entity head and the Manager of Corporate Compliance. Contact the Manager of Corporate Compliance at 412-234-0810.

                           - Acquisition of securities through an allocation by the underwriter of an INITIAL PUBLIC OFFERING (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

                           - For Employees who are subject to the prohibition on new investments in financial services organizations (certain employees only - see page 38), broker must send directly to MANAGER OF CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130, PITTSBURGH, PA 15230-3130:

                                    -        Broker trade confirmations
                                             summarizing each transaction
                                    -        Periodic statements

                                    Exhibit A can be used to notify your broker of all accounts for which your broker will be responsible for sending duplicate confirmations and statements.

SOME THINGS YOU MUST NOT   MELLON SECURITIES - The following transactions in
DO                         Mellon securities are prohibited for all Mellon
                           employees:

                           -        Short sales

                           - Purchasing and selling or selling and purchasing within 60 days

                           -        Purchasing or selling during a blackout
                                    period

                           - Margin purchases or options other than employee options.

                           NON-MELLON SECURITIES

                           - New investments in financial services organizations (certain employees only - see page 38.)

                           OTHER RESTRICTIONS are detailed throughout Section Three. READ THE POLICY!

QUESTIONS?                 (412) 234-1661

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

STANDARDS OF CONDUCT FOR   Every Other Employee must follow these procedures or
OTHER EMPLOYEES            risk serious sanctions, including dismissal. If you
                           have any questions about these procedures you should consult the Manager of Corporate Compliance.
                           Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF INTEREST       No employee may engage in or recommend any securities
                           transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC         No employee may engage in or recommend a securities
INFORMATION                transaction, for his or her own benefit or for the
                           benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account.

PERSONAL SECURITIES        Other Employees must report in writing to the Manager
TRANSACTIONS REPORTS       of Corporate Compliance within ten calendar days
                           whenever they purchase or sell Mellon securities.
                           Purchases and sales include optional cash purchases under Mellon's Dividend Reinvestment and Common Stock
                           Purchase Plan (the "Mellon DRIP").

                           It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401(k) Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this reporting requirement.

BROKERAGE ACCOUNT          Certain Other Employees are subject to the
STATEMENTS                 restriction on investments in financial services
                           organizations and are required to instruct their brokers to send statements directly to Corporate
                           Compliance. See page 38.


                           An example of an instruction letter to a broker is contained in Exhibit A.

CONFIDENTIAL TREATMENT     The Manager of Corporate Compliance will use his or
                           her best efforts to assure that all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside
                           Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

RESTRICTIONS ON            Employees who engage in transactions involving Mellon
TRANSACTIONS IN MELLON     securities should be aware of their unique
SECURITIES                 responsibilities with respect to such transactions
                           arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                           The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                           -        Short Sales - Short sales of Mellon
                                    securities by employees are prohibited.

                           -        Short Term Trading - Employees are
                                    prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period.

                           - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                           - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                           - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                           - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                                    16. The end of the blackout period is
                                    determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K) PLAN         For purposes of the blackout period and the short
                           term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                           - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                           - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                           Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                           - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                           - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE STOCK      Receipt - Your receipt of an employee stock option
OPTIONS                    from Mellon is not deemed to be a purchase of a
                           security. Therefore, it is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                           "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                           Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

-------------------------- -----------------------------------------------------
RESTRICTIONS ON            Purchases or sales by an employee of the securities
TRANSACTIONS IN OTHER      of issuers with which Mellon does business, or other
SECURITIES                 third party issuers, could result in liability on the
                           part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions.
                           Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                           The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                           The following restrictions apply to all securities transactions by employees:

                           -        Credit, Consulting or Advisory Relationship
                                    - Employees may not buy or sell securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open end mutual funds.

                           -        Customer Transactions - Trading for
                                    customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                           - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                           - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                           - Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Other Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                           - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                           - Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the employee's department head. Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                           - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                           -        Short Term Trading - Employees are
                                    discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON             You are prohibited from acquiring any security issued
INVESTMENTS IN             by a financial services organization if you are:
SECURITIES OF
FINANCIAL                  -        a member of the Mellon Senior Management
SERVICES ORGANIZATIONS              Committee.

                           -        employed in any of the following
                                    departments:

                                    -        Corporate Strategy & Development
                                    -        Legal (Pittsburgh only)
                                    -        Finance (Pittsburgh only)

                           - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                           Brokerage Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account has no reportable securities traded in it, the employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in Exhibit A.

                           Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                           -  Commercial Banks other than Mellon
                           -  Bank Holding Companies other than Mellon
                           -  Insurance Companies
                           -  Investment Advisory Companies
                           -  Shareholder Servicing Companies
                           -  Thrifts
                           -  Savings and Loan Associations
                           -  Broker/Dealers
                           -  Transfer Agents
                           -  Other Depository Institutions

                           The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                           Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                           Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program
                           (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                           Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                           Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL OWNERSHIP       The provisions of the Policy apply to transactions in
                           the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                           - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                           -        accounts of any other member of the
                                    employee's household (e.g., a relative
                                    living in the same home);

                           - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                           - corporate accounts controlled, directly or indirectly, by the employee;

                           - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                           - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON EMPLOYEE        The provisions discussed above do not apply to
BENEFIT PLANS              transactions done under a bona fide employee benefit
                           plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                           The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

-------------------------- -----------------------------------------------------
PROTECTING CONFIDENTIAL    As an employee you may receive information about
INFORMATION                Mellon, its customers and other parties that, for
                           various reasons, should be treated as confidential.
                           All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon
                           Code of Conduct.

INSIDER TRADING AND        Federal securities laws generally prohibit the
TIPPING                    trading of securities while in possession of
                           "material nonpublic" information regarding the issuer of those securities (insider trading).

LEGAL PROHIBITIONS         Any person who passes along material nonpublic
                           information upon which a trade is based (tipping) may also be liable.

                           Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                           - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                           - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                           -        dividend declarations or changes;

                           -        extraordinary borrowings or liquidity
                                    problems;

                           - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                           - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                           - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                           - a proposal or agreement concerning a financial restructuring;

                           - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                           - a significant expansion or contraction of operations;

                           - information about major contracts or increases or decreases in orders;

                           - the institution of, or a development in, litigation or a regulatory proceeding;

                           - developments regarding a company's senior management;

                           - information about a company received from a director of that company; and

                           - information regarding a company's possible noncompliance with environmental protection laws.

                           This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                           "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                           If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY            Employees who possess material nonpublic information
                           about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                           Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                           Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                           Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW   As a diversified financial services organization,
OF INFORMATION WITHIN      Mellon faces unique challenges in complying with the
MELLON (THE "CHINESE       prohibitions on insider trading and tipping of
WALL")                     material non-public information, and misuse of
                           confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                           Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

-------------------------- -----------------------------------------------------
GLOSSARY

DEFINITIONS                -        40-ACT ENTITY - A Mellon entity registered
                                    under the Investment Company Act and/or the Investment Advisers Act of 1940

                           - ACCESS DECISION MAKER - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

                           - ACCESS PERSON - As defined by Rule 17j-1 under the Investment Company Act of 1940, "access person" means:

                                    (A)With respect to a registered investment
                                        company or an investment adviser
                                        thereof, any director, officer, general
                                        partner, or advisory person (see
                                        definition below), of such investment
                                        company or investment adviser;

                                    (B)With respect to a principal underwriter,
                                        any director, officer, or general
                                        partner of such principal underwriter
                                        who in the ordinary course of his
                                        business makes, participates in or
                                        obtains information regarding the
                                        purchase or sale of securities for the
                                        registered investment company for which
                                        the principal underwriter so acts, or
                                        whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations to such investment company regarding the purchase or sale of securities.

                                    (C)Notwithstanding the provisions of
                                        paragraph (A) hereinabove, where the
                                        investment adviser is primarily engaged
                                        in a business or businesses other than
                                        advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendations, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation will be made, to any such investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

                                    (D)An investment adviser is "primarily
                                        engaged in a business or businesses
                                        other than advising registered
                                        investment companies or other advisory
                                        clients" when, for each of its most
                                        recent three fiscal years or for the
                                        period of time since its organization,
                                        whichever is less, the investment
                                        adviser derived, on an unconsolidated
                                        basis, more than 50 percent of (i) its
                                        total sales and revenues, and (ii) its
                                        income (or loss) before income taxes and extraordinary items, from such other business or businesses.

                           - ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

                                    (A)Any employee of such company or
                                        investment adviser (or any company in a
                                        control relationship to such investment
                                        company or investment adviser) who, in
                                        connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                                    (B)Any natural person in a control
                                        relationship to such company or
                                        investment adviser who obtains
                                        information concerning recommendations
                                        made to such company with regard to the
                                        purchase or sale of a security.

                           - APPROVAL - written consent or written notice of non-objection.

                           - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of each employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

                                    Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

                                    Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company; securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time.

                                    In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

                                    With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                                    To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

                                    Any person who, directly or indirectly,
                                    creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                                    The final determination of beneficial
                                    ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.

                           - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

                           - DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

                           - DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the investment decision making process.

                           - EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees

                           - EXEMPT SECURITIES - Exempt Securities are defined as:

                                    -        direct obligations of the
                                             government of the United States;

                                    -        high quality short-term debt
                                             instruments;

                                    -        bankers' acceptances;

                                    -        bank certificates of deposit and
                                             time deposits;

                                    -        commercial paper;

                                    -        repurchase agreements;

                                    -        securities issued by open-end
                                             investment companies;

                           -        FAMILY RELATION - see direct family
                                    relation.

                           - GENERAL COUNSEL - General Counsel of Mellon Financial Corporation or any person to whom relevant authority is delegated by the General Counsel.

                           -   INDEX FUND - an investment company or
                               managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

                           - INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

                           -   INVESTMENT CLUB - is a membership
                               organization where investors make joint
                               decisions on which securities to buy or
                               sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process, Insider Risk Employees, Investment Employees and Access Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                           - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                           - INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:

                                 President and Chief Investment Officer of
                                 The Dreyfus Corporation (Committee Chair)
                                 General Counsel, Mellon Financial Corporation Chief Risk Management Officer, Mellon Trust Manager of Corporate Compliance, Mellon Financial Corporation
                                 Corporate Chief Auditor, Mellon Financial
                                 Corporation
                                 Chief Investment Officer, Mellon Private
                                 Asset Management
                                 Executive Officer of a Mellon investment adviser (rotating membership)

                              The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

                           -  MANAGER OF CORPORATE COMPLIANCE - the
                              employee within the Audit and Risk Review
                              Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

                           - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                           - OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                           -        Call Options

                                           If a Mellon employee buys a call
                                              option, the employee is considered
                                              to have purchased the underlying
                                              security on the date the option
                                              was purchased.

                                           If a Mellon employee sells a call
                                              option, the employee is considered
                                              to have sold the underlying
                                              security on the date the option
                                              was sold.

                           -        Put Options

                                           If a Mellon employee buys a put
                                              option, the employee is considered
                                              to have sold the underlying
                                              security on the date the option
                                              was purchased.

                                           If a Mellon employee sells a put
                                              option, the employee is considered
                                              to have bought the underlying
                                              security on the date the option
                                              was sold.

                           Below is a table describing the above:

                                  ------------------------------------------------------------------------------------
                                                      Transaction Type
                                  -----------------------------------------------------------------------------------
                                     Option Type              Buy                                        Sale
                                  -----------------------------------------------------------------------------------
                                         Put      Sale of Underlying Security        Purchase of Underlying Security
                                  -----------------------------------------------------------------------------------
                                         Call     Purchase of Underlying Security    Sale of Underlying Security
                                  -----------------------------------------------------------------------------------

                           - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

                           -        PRIVATE PLACEMENT - an offering of
                                    securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

                           - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

                           - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                                 EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:      John Smith & Mary Smith
         Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

         Manager, Corporate Compliance           Preclearance Compliance Officer
         Mellon Bank                       or    (obtain address from your
         PO Box 3130 Pittsburgh, PA.             designated Preclearance
         15230-3130                              Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,



Employee

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

                                            MELLON

SECURITIES TRADING POLICY


ACCESS DECISION MAKER EDITION

QUICK REFERENCE - ACCESS DECISION MAKERS

-------------------------- -----------------------------------------------------
SOME THINGS YOU MUST DO    1.   STATEMENT OF HOLDINGS - Provide to your
                                Preclearance Compliance Officer a statement of all securities holdings within 10 days of becoming an ADM, and within 30 days after every quarter-end thereafter.

                           2. DUPLICATE STATEMENTS & CONFIRMATIONS - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:

                                    -        Trade confirmations summarizing
                                             each transaction

                                    -        Periodic statements

                                Exhibit A can be used to notify your broker.
                                Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

                           3. PRECLEARANCE - Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:

                                    -        delivering or faxing the request to
                                             the designated Preclearance
                                             Compliance Officer, or

                                    -        contacting the designated
                                             Preclearance Compliance Officer for
                                             other available notification
                                             options.

                                Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

                           4. CONTEMPORANEOUS DISCLOSURE - ADMs must obtain written authorization from the ADM's CIO or other Investment Ethics Committee designee prior to making or acting upon a portfolio recommendation in a security which they own personally.

                           5.   PRIVATE PLACEMENTS - Purchases must be
                                precleared by the Investment Ethics Committee. Prior holdings must be approved by the Investment Ethics Committee within 90 days of becoming an ADM. To initiate preclearance or approval, contact the Manager of Corporate Compliance.

                           6. IPOS - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

                           7. MICRO-CAP SECURITIES - MCADMs are prohibited from purchasing any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition unless approved by the Investment Ethics Committee. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to trading any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of trade. Any prior holding of such securities must be approved by the CIO.

-------------------------- -----------------------------------------------------
SOME THINGS YOU MUST NOT   MELLON SECURITIES - The following transactions in
DO                         Mellon securities are prohibited for all Mellon
                           employees:

                           -        Short sales

                           - Purchasing and selling or selling and purchasing within 60 days

                           -        Purchasing or selling during a blackout
                                    period

                           - Margin purchases or options other than employee options.

                           NON-MELLON SECURITIES

                           - Portfolio Managers are prohibited from purchasing/selling 7 days before or after a fund or other advised account transaction.

                           - For all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 days is discouraged, and any profits must be disgorged.

                           OTHER RESTRICTIONS are detailed throughout the Policy. READ THE POLICY!

-------------------------- -----------------------------------------------------
EXEMPTIONS                 Preclearance is NOT required for certain other types
                           of transactions, and transactions in certain other types of securities. See pages 6 & 7.

-------------------------- -----------------------------------------------------
QUESTIONS?                 Contact your designated Preclearance Compliance
                           Officer.   If you don't know who that is,
                           call 412-234-1661

-------------------------- -----------------------------------------------------
This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Dear Colleague:



At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's SECURITIES TRADING POLICY. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the POLICY and consult it whenever you are unsure about appropriate actions. If you have seen the POLICY previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the POLICY can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,


Martin G. McGuinn

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

CONTENTS
--------

                                                                           PAGE
                                                                           ----

INTRODUCTION...........................................................    1

           Purpose.....................................................    1

CLASSIFICATION OF EMPLOYEES............................................    2

           The Investment Ethics Committee ............................    2

PERSONAL SECURITIES TRADING PRACTICES..................................    3

           Standards of Conduct for Access Decision Makers ............    3
               Conflict of Interest ...................................    3
               Material Nonpublic Information .........................    3
               Brokers.................................................    3
               Personal Securities Transaction Reports ................    3
               Statement of Securities Accounts and Holdings ..........    4
               Quarterly Reporting ....................................    4
               Preclearance for Personal Securities Transactions ......    4
               Contemporaneous Disclosure .............................    5
               Blackout Policy ........................................    6
               Exemptions from Requirement to Preclear ................    6
               Gifting of Securities ..................................    7
               DRIPs, DPPs, and AIPs ..................................    7
               Restricted List ........................................    7
               Confidential Treatment .................................    8
           Restrictions on Transactions in Mellon Securities ..........    9
               Mellon 401(k) Plan .....................................    9
               Mellon Employee Stock Options ..........................   10
           Restrictions on Transactions in Other Securities ...........   11
               Initial Public Offerings ...............................   11
               Micro-Cap Securities ...................................   11
               Private Placements .....................................   12
               Prohibition on Investments in Securities of Financial
                 Services Organizations ...............................   13
               Beneficial Ownership ...................................   14
               Non-Mellon Employee Benefit Plans ......................   14
           Protecting Confidential Information ........................   15
               Insider Trading and Tipping - Legal Prohibitions .......   15
               Insider Trading and Tipping - Mellon's Policy ..........   16
               The "Chinese Wall" .....................................   16

GLOSSARY   Definitions ................................................   17

           Exhibit A - Sample Letter to Broker ........................   23

-------------------------------------------------------------------------------
INTRODUCTION               The Securities Trading Policy (the "Policy") is
                           designed to reinforce Mellon Financial Corporation's
                           ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

                           Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

                           Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                           Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                           Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit and Risk Review Department.

                           Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.

SPECIAL EDITION            This edition of the Securities Trading Policy has
                           been prepared especially for Access Decision Makers.
                           If you believe you are not an Access Decision Maker, please contact your supervisor, designated
                           Preclearance Compliance Officer or the Manager of
                           Corporate Compliance to obtain the standard edition of the Policy.

PURPOSE It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. In order to avoid even the appearance of impropriety, an Investment Ethics Committee has been formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.

----------------------------- --------------------------------------------------
CLASSIFICATION OF EMPLOYEES   Employees are engaged in a wide
                              variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap
                              Access Decision Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification.

                              The Investment Ethics Committee will determine the classification of each employee based on the following

ACCESS DECISION MAKER (ADM)   A person designated as such by the Investment
                              Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Portfolio managers in Mellon Private Capital Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment discretion they exercise warrants ADM designation.
                              Traders are not ADMs. Portfolio managers of funds which are limited to replicating an index are not ADMs.

MICRO-CAP ACCESS DECISION     An ADM designated as such by the Investment Ethics
MAKERS (MCADM)                Committee. Generally, this will be ADMs who make
                              recommendations or decisions regarding the purchase or sale of any security of an issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars.

                              MCADMs are also ADMs.

CONSULTANTS, INDEPENDENT      Managers should inform consultants, independent
CONTRACTORS AND TEMPORARY     contractors and temporary employees of the general
EMPLOYEES                     provisions of the Policy (such as the prohibition
                              on trading while in possession of material nonpublic information), but generally they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.


THE INVESTMENT ETHICS         The Investment Ethics Committee is composed of
COMMITTEE                     investment, legal, compliance, and audit
                              management representatives of Mellon and its affiliates.

                              The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the Investment Ethics Committee. The Investment Ethics Committee will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.

PERSONAL SECURITIES TRADING PRACTICES

--------------------------------------------------------------------------------
STANDARDS OF CONDUCT FOR      Because of their particular responsibilities, ADMs
ACCESS DECISION MAKERS        are subject to preclearance and personal
                              securities reporting requirements, as discussed below.

                              Every ADM must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may divulge the current portfolio
INFORMATION                   positions, or current or anticipated portfolio
                              transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                              No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL SECURITIES           Statements & Confirmations - All ADMs are required
TRANSACTIONS REPORTS          to instruct their broker, trust account manager or
                              other entity through which they have a securities trading account to submit directly to the Manager of Corporate Compliance or designated Preclearance
                              Compliance Officer copies of all trade
                              confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated
                              Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

                              Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.

STATEMENT OF SECURITIES       Within ten days of becoming an ADM and on an
ACCOUNTS AND HOLDINGS         annual basis thereafter, all ADMs must submit to
                              their designated Preclearance Compliance Officer:

                              - a listing of all securities trading accounts in which the employee has a beneficial interest.

                              - a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities.

                              The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the ADM has read and complied with this Policy.

QUARTERLY REPORTING           ADMs are required to submit quarterly to their
                              Preclearance Compliance Officer the Quarterly
                              Securities Report. This report must be submitted within 30 days of each quarter end and includes information on:

                              - securities beneficially owned at any time during the quarter which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter.

                              -         positions obtained in private
                                        placements.

                              - securities of issuers with a common equity market capitalization of $250 million or less at security acquisition or at the date designated by the Preclearance Compliance Officer, whichever is later, which were beneficially owned at any time during the quarter.

                              - Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs from securities held outside brokerage accounts, or other transfers.

                              A form for making this report can be obtained from your designated Preclearance Compliance Officer or from the Securities Trading Site on the Mellon intranet.

PRECLEARANCE FOR PERSONAL     All ADMs must notify the designated Preclearance
SECURITIES TRANSACTIONS       Compliance Officer in writing and receive
                              preclearance before they engage in any purchase or sale of a security for their own accounts. ADMs should refer to the provisions under "Beneficial
                              Ownership" below, which are applicable to these provisions.

                              All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                              The designated Preclearance Compliance Officer will notify the ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

                              Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the ADM to obtain a written record of the designated Preclearance Compliance Officer's notification within 48 hours of such notification. The ADM should retain a copy of this written record for at least two years.

                              As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                              Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:

                              - Preclearance requests should not be made for a transaction that the ADM does not intend to make.

                              - The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade by 4:00 p.m. Eastern Time on the next business day, at which time the preclearance authorization will expire.

                              - ADMs should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the ADM is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                              - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained. There are additional pre-approval requirements for initial public offerings, micro-cap securities and private placements. See page 11.

CONTEMPORANEOUS               ADMs must obtain written authorization
DISCLOSURE                    prior to making or acting upon a portfolio
                              recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics
                              Committee designee immediately prior to the first such portfolio recommendation in a particular security in a calendar month. The following personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:

                              -    Exempt Securities (see glossary).

                              - Securities held in accounts over which the ADM has no investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation.

                              - Personal holdings of equity securities of the top 200 issuers on the Russell list of largest publicly traded companies.

                              - Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion or more.

                              - Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.

                              - Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

                              - Personal holdings of Portfolio Managers in Mellon Private Capital Management and Mellon Private Asset Management if the Portfolio Manager exactly replicates the model or clone portfolio. A disclosure form is required if the Portfolio Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares control of the investment process with other parties.

                              If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

                              Once the CIO/CEO's authorization is obtained, the ADM may make the recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officer's signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the CIO/CEO's authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's files. The ADM is responsible for following-up with the Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

                              A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet , or can be obtained from your designated Preclearance Compliance Officer.

BLACKOUT POLICY               Except as described below, ADMs will generally not
                              be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                              In addition, portfolio managers (except index fund managers) are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security. In addition to other appropriate sanctions, if such ADMs effect such a personal transactions during that period, these individuals must disgorge any and all profit realized from such transactions. The amount of the disgorgement will be determined by the Investment Ethics Committee.

                              Exceptions - Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for short-term/60-day trading). An ADM is limited to two such purchases or two such sales in the securities of any one issuer in any calendar month.

EXEMPTIONS FROM               Preclearance is not required for the following
REQUIREMENT                   transactions:
TO PRECLEAR
                              -    purchases or sales of Exempt Securities
                                   (see Glossary);

                              - purchases or sales of securities issued by non-affiliated closed-end investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                              - purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may be maintained, without being subject to preclearance procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                              - transactions that are non-volitional on the part of an employee (such as stock dividends);

                              - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                              - changes to elections in the Mellon 401(k) plan;

                              -    purchases effected upon the exercise of
                                   rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                              - sales of rights acquired from an issuer, as described above; and/or

                              - sales effected pursuant to a bona fide tender offer.

GIFTING OF SECURITIES         ADMs desiring to make a bona fide gift of
                              securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, ADMs must report such bona fide gifts to the designated Preclearance
                              Compliance Officer. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPs, DPPs AND               Certain companies with publicly traded securities
AIPs                          establish:

                              - Dividend reinvestment plans (DRIPs) - These permit shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered by many DRIPs to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                              - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                              - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                              Participation in a DRIP, DPP or AIP is voluntary.

                              ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                              ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST               Each Preclearance Compliance Officer will maintain
                              a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for ADMs in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

                              The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL TREATMENT        The Manager of Corporate Compliance and/or
                              Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

RESTRICTIONS ON               Employees who engage in transactions involving
TRANSACTIONS IN               Mellon securities should be aware of their unique
MELLON SECURITIES             responsibilities with respect to such transactions
                              arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                              -    Short Sales - Short sales of Mellon
                                   securities by employees are prohibited.

                              - Short Term Trading - ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.

                              - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                              -    Mellon Blackout Period - Employees are
                                   prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(k) PLAN            For purposes of the blackout period and the short
                              term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common
                              Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                              - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                              - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days.
                                   However:

                                   -    with respect to ADMs, any profits
                                        realized on short term changes in the
                                        401(k) will not have to be disgorged.

                                   -    changes to existing account balance
                                        allocations in the 401(k) plan will not
                                        be compared to transactions in Mellon
                                        securities outside the 401(k) for
                                        purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                              Except for the above there are no other
                              restrictions applicable to the 401(k) plan. This means, for example:

                              - Employees are not required to preclear any elections or changes made in their 401(k) account.

                              -    There is no restriction on employees'
                                   changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                              - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE STOCK         Receipt - Your receipt of an employee stock option
OPTIONS                       from Mellon is not deemed to be a purchase of a
                              security. Therefore, it is exempt from
                              preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                              Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                              "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                              Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

RESTRICTIONS ON               Purchases or sales by an employee of the
TRANSACTIONS IN OTHER         securities of issuers with which Mellon does
SECURITIES                    business, or other  third party issuers, could
                              result in liability on the part of such employee.
                              Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                              The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                              The following restrictions apply to all securities transactions by ADMs:

                              - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                              - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                              - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                              -    Initial Public Offerings - ADMs are
                                   prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                              - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                              - Micro-Cap Securities - Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition. If any MCADM involuntarily acquires such a micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's Preclearance Compliance Officer within 10 business days of the MCADM's knowledge of this fact. A copy of this memo should be attached to the MCADM's next Quarterly Securities Report. A form for making this report can be obtained from your designated Preclearance Compliance Officer.

                                   MCADMs must obtain on their Preclearance
                                   Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to voluntarily obtaining, or disposing of, a beneficial ownership of any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of acquisition.

                                   MCADMs who have prior holdings of securities of an issuer with a common equity market capitalization of $250 million or less must disclose on their next Quarterly Securities Report that they have not yet received CIO/CEO authorization for these holdings. The Preclearance Compliance Officer will utilize these forms to request the appropriate authorizations.

                              - Private Placements - Participation in private placements is prohibited without the prior written approval of the Investment Ethics Committee. The Committee will generally not approve an ADM's acquiring, in a private placement, beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

                                   Private placements include certain
                                   co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                                   When considering requests for participation in private placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

                                   ADMs who have prior holdings of securities obtained in a private placement must request the written authorization of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 days of becoming an ADM.

                                   To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private placement, contact the Manager of Corporate Compliance.

                              -    Scalping - Employees may not engage in
                                   "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                              - Short Term Trading - ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.
                                   Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.

PROHIBITION ON INVESTMENTS    You are prohibited from acquiring any security
IN SECURITIES OF FINANCIAL    issued by a financial services organization if you
SERVICES ORGANIZATIONS        are:

                              - a member of the Mellon Senior Management Committee.

                              -    employed in any of the following departments:

                                   -        Corporate Strategy & Development
                                   -        Legal (Pittsburgh only)
                                   -        Finance (Pittsburgh only)

                              - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                              Financial Services Organizations - The term
                              "security issued by a financial services
                              organization" includes any security issued by:

                              -  Commercial Banks other than Mellon
                              -  Bank Holding Companies other than Mellon
                              -  Insurance Companies
                              -  Investment Advisory Companies
                              -  Shareholder Servicing Companies
                              -  Thrifts
                              -  Savings and Loan Associations
                              -  Broker/Dealers
                              -  Transfer Agents
                              -  Other Depository Institutions

                              The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                              Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                              Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                              Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                              Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL OWNERSHIP          The provisions of the Policy apply to transactions
                              in the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                              -    accounts of a spouse, minor children or
                                   relatives to whom substantial support is contributed;

                              -    accounts of any other member of the
                                   employee's household (e.g., a relative living in the same home);

                              -    trust or other accounts for which the
                                   employee acts as trustee or otherwise
                                   exercises any type of guidance or influence;

                              - corporate accounts controlled, directly or indirectly, by the employee;

                              - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                              - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON EMPLOYEE BENEFIT   The provisions discussed above do not apply to
PLANS                         transactions done under a bona fide employee
                              benefit plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                              The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

--------------------------------------------------------------------------------
PROTECTING CONFIDENTIAL       As an employee you may receive information about
INFORMATION                   Mellon, its customers and other parties that, for
                              various reasons, should be treated as
                              confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.
                              Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND TIPPING   Federal securities laws generally prohibit the
                              trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading).

LEGAL PROHIBITIONS            Any person who passes along material nonpublic
                              information upon which a trade is based (tipping) may also be liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                              -    a proposal or agreement for a merger,
                                   acquisition or divestiture, or for the sale or purchase of substantial assets;

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                              -    dividend declarations or changes;

                              -    extraordinary borrowings or liquidity
                                   problems;

                              -    defaults under agreements or actions by
                                   creditors, customers or suppliers relating to a company's credit standing;

                              - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                              -    a proposal or agreement concerning a
                                   financial restructuring;

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                              - a significant expansion or contraction of operations;

                              -    information about major contracts or
                                   increases or decreases in orders;

                              - the institution of, or a development in, litigation or a regulatory proceeding;

                              - developments regarding a company's senior management;

                              - information about a company received from a director of that company; and

                              - information regarding a company's possible noncompliance with environmental protection laws.

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                              "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                              If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY               Employees who possess material nonpublic
                              information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                              Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                              Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                              Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW OF   As a diversified financial services organization,
INFORMATION WITHIN MELLON     Mellon faces unique challenges in complying with
(THE "CHINESE WALL")          the prohibitions on insider trading and tipping
                              of material non-public information, and misuse of confidential information. This is because one
                              Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching
                              Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                              Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions).
                              Employees should refer to CPP 903-2(C) The Chinese
                              Wall.

--------------------------------------------------------------------------------
GLOSSARY

DEFINITIONS                   -    40-ACT ENTITY - A Mellon entity registered
                                   under the Investment Company Act and/or the Investment Advisers Act of 1940

                              - ACCESS DECISION MAKER - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

                              - ACCESS PERSON - As defined by Rule 17j-1 under the Investment Company Act of 1940, "access person" means:

                                       (A)   With respect to a registered
                                             investment company or an investment
                                             adviser thereof, any director,
                                             officer, general partner, or
                                             advisory person (see definition
                                             below), of such investment company
                                             or investment adviser;

                                       (B)   With respect to a principal
                                             underwriter, any director, officer,
                                             or general partner of such
                                             principal underwriter who in the
                                             ordinary course of his business
                                             makes, participates in or obtains
                                             information regarding the purchase
                                             or sale of securities for the
                                             registered investment company for
                                             which the principal underwriter so
                                             acts, or whose functions or duties
                                             as part of the ordinary course of
                                             his business relate to the making
                                             of any recommendations to such
                                             investment company regarding the
                                             purchase or sale of securities.

                                       (C)   Notwithstanding the provisions of
                                             paragraph (A) hereinabove, where
                                             the investment adviser is primarily
                                             engaged in a business or businesses
                                             other than advising registered
                                             investment companies or other
                                             advisory clients, the term "access
                                             person" shall mean: any director,
                                             officer, general partner, or
                                             advisory person of the investment
                                             adviser who, with respect to any
                                             registered investment company,
                                             makes any recommendations,
                                             participates in the determination
                                             of which recommendation shall be
                                             made, or whose principal function
                                             or duties relate to the
                                             determination of which
                                             recommendation will be made, to any
                                             such investment company; or who, in
                                             connection with his duties, obtains
                                             any information concerning
                                             securities recommendations being
                                             made by such investment adviser to
                                             any registered investment company.

                                       (D)   An investment adviser is "primarily
                                             engaged in a business or businesses
                                             other than advising registered
                                             investment companies or other
                                             advisory clients" when, for each of
                                             its most recent three fiscal years
                                             or for the period of time since its
                                             organization, whichever is lesser,
                                             the investment adviser derived, on
                                             an unconsolidated basis, more than
                                             50 percent of (i) its total sales
                                             and revenues, and (ii) its income
                                             (or loss) before income taxes and
                                             extraordinary items, from such
                                             other business or businesses.

                              - ADVISORY PERSON of a registered investment company or an investment adviser thereof means:
                                       (A)   Any employee of such company or
                                             investment adviser (or any company
                                             in a control relationship to such
                                             investment company or investment
                                             adviser) who, in connection with
                                             his regular functions or duties,
                                             makes, participates in, or obtains
                                             information regarding the purchase
                                             or sale of a security by a
                                             registered investment company, or
                                             whose functions relate to the
                                             making of any recommendation with
                                             respect to such purchases or sales;
                                             and

                                       (B)   Any natural person in a control
                                             relationship to such company or
                                             investment adviser who obtains
                                             information concerning
                                             recommendations made to such
                                             company with regard to the purchase
                                             or sale of a security.

                              - APPROVAL - written consent or written notice of non-objection.

                              - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of each employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

                              Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

                              Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company; securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time.

                              In addition, a person will be deemed the
                              beneficial owner of a security if he has the
                              right to acquire beneficial ownership of such security at any time (within 60 days) including
                              but not limited to any right to   acquire: (1)
                              through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

                              With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                              To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

                              Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                              The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.

                              - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

                              - DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

                              - DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the investment decision making process.

                              - EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees.

                              - EXEMPT SECURITIES - Exempt Securities are defined as:

                                   -    direct obligations of the government of
                                        the United States;

                                   -    high quality short-term debt
                                        instruments;

                                   -    bankers' acceptances;

                                   -    bank certificates of deposit and time
                                        deposits;

                                   -    commercial paper;

                                   -    repurchase agreements;

                                   - securities issued by open-end investment companies;

                              -    FAMILY RELATION - see direct family relation.

                              - GENERAL COUNSEL - General Counsel of Mellon Financial Corporation or any person to whom relevant authority is delegated by the General Counsel.

                              - INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

                              - INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

                              -    INVESTMENT CLUB - is a membership
                                   organization where investors make joint
                                   decisions on which securities to buy or
                                   sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process, Insider Risk Employees, Investment Employees and Access Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                              - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                              - INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:

                                       President and Chief Investment Officer of
                                       The Dreyfus Corporation (Committee Chair)
                                       General Counsel, Mellon Financial
                                       Corporation
                                       Chief Risk Management Officer, Mellon
                                       Trust
                                       Manager of Corporate Compliance, Mellon
                                       Financial Corporation
                                       Corporate Chief Auditor, Mellon
                                       Financial Corporation
                                       Chief Investment Officer, Mellon Private
                                       Asset Management
                                       Executive Officer of a Mellon investment adviser (rotating membership)

                                   The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

                              -    MANAGER OF CORPORATE COMPLIANCE - the
                                   employee within the Audit and Risk Review
                                   Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

                              - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                              - OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                                      -    Call Options

                                               If  a Mellon employee buys a call
                                                   option, the employee is
                                                   considered to have purchased
                                                   the underlying security on
                                                   the date the option was
                                                   purchased.

                                               If  a Mellon employee sells a
                                                   call option, the employee is
                                                   considered to have sold the
                                                   underlying security on the
                                                   date the option was sold.

                                      -    Put Options

                                               If  a Mellon employee buys a put
                                                   option, the employee is
                                                   considered to have sold the
                                                   underlying security on the
                                                   date the option was
                                                   purchased.

                                               If  a Mellon employee sells a put
                                                   option, the employee is
                                                   considered to have bought the
                                                   underlying security on the
                                                   date the option was sold.

                                   Below is a table describing the above:

                                                ------------------------------------------------------------------------------------
                                                                                   Transaction Type
                              ------------------------------------------------------------------------------------------------------
                                Option Type                        Buy                                        Sale
                              ------------------------------------------------------------------------------------------------------
                                    Put                Sale of Underlying Security               Purchase of Underlying Security
                              ------------------------------------------------------------------------------------------------------
                                    Call             Purchase of Underlying Security               Sale of Underlying Security
                              ------------------------------------------------------------------------------------------------------

                              - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

                              - PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

                              - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

                              - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                                 EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:      John Smith & Mary Smith
         Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

         Manager, Corporate Compliance               Preclearance Compliance Officer
         Mellon Bank                        or       (obtain address from your
         PO Box 3130 Pittsburgh, PA.                 designated Preclearance
         15230-3130                                  Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,



Associate

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

INTRODUCTION                  The Securities Trading Policy (the "Policy") is
                              designed to reinforce the reputation for integrity of The Dreyfus Corporation and its subsidiaries
                              (collectively, "Dreyfus") by avoiding even the appearance of impropriety in the conduct of their businesses. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Dreyfus employee.

SPECIAL EDITION               This edition of the Policy has been prepared
                              specifically for Nonmanagement Board Members of Dreyfus and the investment companies advised by Dreyfus (each a "Fund").

NONMANAGEMENT BOARD MEMBER    You are considered to be a Nonmanagement Board
                              Member if you are:

                              - a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

                              - a director or trustee of any Fund who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").

INDEPENDENT MUTUAL FUND       The term "Independent Mutual Fund Board Member"
BOARD MEMBER                  means those Mutual Fund Board Members who are not
                              deemed "interested persons" of their Fund(s), as defined by the Investment Company Act of 1940, as amended.

STANDARDS OF CONDUCT FOR Outside Activities - Mutual Fund Board Members are NONMANAGEMENT BOARD MEMBERS prohibited from accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without the express prior approval of the board of directors/trustees of the pertinent Fund(s) for which the Mutual Fund Board Member serves as a director/trustee. In any such circumstance, management of Dreyfus must be given advance notice by the Mutual Fund Board Member of his/her request in order to allow management to provide its input, if any, for the relevant Fund board of directors/trustees' consideration.

                              - Dreyfus Board Members are prohibited from accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without Dreyfus's express prior approval.

                              - Independent Mutual Fund Board Members are prohibited from owning Mellon securities (since that would destroy his or her independent status).

                              - Nonmanagement Board Members are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.

INSIDER TRADING AND TIPPING   Federal securities laws generally prohibit the
                              trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                              -    a proposal or agreement for a merger,
                                   acquisition or divestiture, or for the sale or purchase of substantial assets;

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                              -    dividend declarations or changes;

                              -    extraordinary borrowings or liquidity
                                   problems;

                              -    defaults under agreements or actions by
                                   creditors, customers or suppliers relating to a company's credit standing;

                              - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                              -    a proposal or agreement concerning a
                                   financial restructuring;

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                              - a significant expansion or contraction of operations;

                              -    information about major contracts or
                                   increases or decreases in orders;

                              - the institution of, or a development in, litigation or a regulatory proceeding;

                              - developments regarding a company's senior management;

                              - information about a company received from a director of that company; and

                              - information regarding a company's possible noncompliance with environmental protection laws.

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                              "Nonpublic"- Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                              If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information, While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

                              Conflict of Interest--No Nonmanagement Board
                              Member may recommend a securities transaction for Mellon, Dreyfus or any Fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded securities where the total investment is less than or equal to $25,000), including:

                              -        any direct or indirect beneficial
                                       ownership of any securities of such
                                       issuer;

                              -        any contemplated transaction by the
                                       Nonmanagement Board Member in such
                                       securities;

                              - any position with such issuer or its affiliates; and

                              -        any present or proposed business
                                       relationship between such issuer or its
                                       affiliates and the Nonmanagement Board
                                       Member or any party in which the
                                       Nonmanagement Board Member has a
                                       beneficial ownership interest (see
                                       "Beneficial Ownership" in the Glossary).

                              Portfolio Information--No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

                              Material Nonpublic Information--No Nonmanagement Board Member may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon, Dreyfus or any Fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

PRECLEARANCE FOR PERSONAL     Nonmanagement Board Members are permitted to
SECURITIES TRANSACTIONS       engage in personal securities transactions without
                              obtaining prior approval from the Preclearance
                              Compliance Officer.

PERSONAL SECURITIES           INDEPENDENT MUTUAL FUND BOARD MEMBERS--Any
TRANSACTIONS REPORTS          Independent Mutual Fund Board Member, as defined
                              above, who effects a securities transaction where he or she knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding or after the date of such transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus
                              (including any Fund or other account managed by Dreyfus), is required to report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance Compliance
                              Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the Preclearance Compliance Officer within the time period specified.

                              Dreyfus Board Members and "Interested" Mutual Fund Board Members--Dreyfus Board Members and Mutual Fund Board Members who are "interested persons" of a Fund, as defined by the Investment Company Act of 1940, are required to report their personal securities transactions. Personal securities transaction reports are required to be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the Preclearance Compliance Officer within the time period specified.

EXEMPTIONS FROM REPORTING     Notwithstanding the foregoing, securities
REQUIREMENTS                  transaction reports are not required for the
                              following transactions purchases or sales of
                              "Exempt Securities" (see Glossary); purchases or
                              sales effected in any account over which the
                              Nonmanagement Board Member has no direct or
                              indirect control over the investment
                              decision-making process (i.e., discretionary
                              trading accounts); transactions   which are
                              non-volitional on the part of the Nonmanagement
                              Board Member (such as stock dividends);

                              purchases which are part of an automatic reinvestment of dividends under a DRIP;

                              purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer; and\or sales of rights acquired from an issuer, as described above.

CONFIDENTIAL TREATMENT        THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS
                              OR HER BEST EFFORTS TO ASSURE THAT ALL PERSONAL
                              SECURITIES TRANSACTION REPORTS ARE TREATED AS
                              "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH
                              DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY
                              APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES
                              WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO
                              EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS
                              POLICY.

GLOSSARY
DEFINITIONS                   -    ACCESS PERSON - As defined by Rule 17j-1
                                   under the Investment Company Act of 1940,
                                   "access person" includes, with respect to a registered investment company or an investment adviser thereof, any director of such investment company or investment adviser. Each Nonmanagement Board Member is therefore considered an access person of Dreyfus or their respective Funds.

                              - APPROVAL - written consent or written notice of nonobjection.

                              - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise Nonmanagement Board Members ("NBM") on this definition. It is the responsibility of each NBM to read the definition, and based on that definition determine whether he/she is the beneficial owner of a security.

                              Securities owned of record or held in the NBM's name are generally considered to be beneficially owned by the NBM.

                              Securities held in the name of any other person are deemed to be beneficially owned by the NBM if by reason of any contract, understanding, relationship, agreement or other arrangement, the NBM obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the NBM's benefit (regardless of record ownership), e.g., securities held for the NBM or members of the NBM's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the NBM, but which have not been transferred into the NBM's name on the books of the company; securities which the NBM has pledged; or securities owned by a corporation that should be regarded as the NBM's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the NBM's immediate family, which includes the NBM's spouse, the NBM's minor children and stepchildren and the NBM's relatives or the relatives of the NBM's spouse who are sharing the NBM's home, unless because of countervailing circumstances, the NBM does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An NBM is also deemed the beneficial owner of securities held in the name of some other person even through the NBM does not obtain benefits of ownership, if the NBM can vest or revest title in himself or herself at once, or at some future time.

                              In addition, a person will be deemed the beneficial owner of a security if he/she has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

                              With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the NBM as trustee or a member of the NBM's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the NBM of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the NBM as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the NBM being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the NBM's prior approval as settlor or beneficiary. "Immediate family" of an NBM as trustee means the NBM's son or daughter (including any legally adopted children or any descendant of either), the NBM's stepson or stepdaughter, the NBM's father or mother or any ancestor of either, the NBM's stepfather or stepmother and the NBM's spouse.

                              To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan, and a business trust with over 25 beneficiaries.

                              Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                              The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the NBM may report the security holdings of other members of his family, the NBM may nonetheless disclaim beneficial ownership of such securities.

                              - DISCRETIONARY TRADING ACCOUNT - an account over which the NBM has no direct or indirect control over the investment decision making process.

                              - EXEMPT SECURITIES - Exempt Securities are defined as:

                                      -      direct obligations of the
                                             government of the United States;

                                      -      bankers' acceptances;

                                      -      bank certificates of deposit and
                                             time deposits;

                                      -      commercial paper;

                                      -      high quality short-term debt
                                             instruments;

                                      -      repurchase agreements;

                                      -      securities issued by open-end
                                             investment companies.

                              - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                              - INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:
                                       President and Chief Investment Officer of
                                       The Dreyfus Corporation (Committee Chair)
                                       General Counsel, Mellon Financial
                                       Corporation
                                       Chief Risk Management Officer, Mellon
                                       Trust
                                       Manager of Corporate Compliance, Mellon
                                       Financial Corporation
                                       Corporate Chief Auditor, Mellon
                                       Financial Corporation
                                       Chief Investment/Executive Officers of
                                       two investment departments or affiliates
                                       (rotating memberships)

                                   The Committee has oversight of issues related to personal securities trading and investment activity by certain employees, including those who make recommendations or decisions regarding the purchase or sale of portfolio securities by Funds or other managed accounts.

                              - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                              - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.


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Securities Trading Policy




Dreyfus Nonmanagement Board Member Edition



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